Exhibit m


                          FORM OF AMENDED AND RESTATED
                               DISTRIBUTION PLAN

     AMENDED AND RESTATED DISTRIBUTION PLAN, dated as of May 1, 1990, and amended and restated as of January 14, 2000, of Domini Social Investment Trust (formerly, "Domini Social Equity Fund"), a Massachusetts business trust (the "Trust").

                              W I T N E S S E T H:

     WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

     WHEREAS, the Trust's shares of beneficial interests ("Shares") are divided into separate series representing interests in separate securities and other assets;

     WHEREAS, the Trust has adopted a distribution plan in accordance with Rule 12b-1 under the 1940 Act ("Rule 12b-1") with respect to its series designated Domini Social Equity Fund (the "Original Plan") and desires to adopt this Amended and Restated Distribution Plan (the "Plan") to amend and restate the Original Plan in its entirety in order to provide that its provisions apply to the Domini Social Equity Fund, the Domini Social Bond Fund and each other series of the Trust that adopts this Plan as provided herein (the "Series"); and

     WHEREAS, the Trust desires to enter into an amended and restated distribution agreement (in such form as may from time to time be approved by the Board of Trustees of the Trust in the manner specified in Rule 12b-1) (the "Distribution Agreement"), whereby the Distributor named in the Distribution Agreement (the "Distributor") will provide facilities and personnel and render services to the Trust in connection with the offering and distribution of the Shares;

     WHEREAS, the Board of Trustees, in considering whether the Trust should adopt and implement this Plan, has evaluated such information as it deemed necessary to an informed determination as to whether this Plan should be adopted and implemented and has considered such pertinent factors it deemed necessary to form the basis for a decision to use assets of the Trust for such purposes, and has determined that there is a reasonable likelihood that the adoption and implementation of this Plan will benefit the Trust and its shareholders.


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     NOW, THEREFORE, the Board of Trustees hereby adopts this Plan for the
Trust as a plan for distribution in accordance with Rule 12b-1, on the following terms and conditions, and hereby amends and restates the Original Plan as follows:

     1. As specified in the Distribution Agreement, the Distributor shall provide facilities, personnel and a program with respect to the offering and sale of Shares.

     2. The Distributor shall, subject to paragraph 3 below, bear all distribution-related expenses in connection with the services described in paragraph 1, including without limitation, the compensation of personnel necessary to provide such services and all costs of travel, office expenses (including rent and overhead) and equipment.

     3. (a) As consideration for all services performed, the Trust may pay the Distributor a fee at an annual rate not to exceed 0.25% of the average daily net assets of each Series for its then-current fiscal year in anticipation of, or as reimbursement for, expenses incurred by the Distributor in connection with the sale of Shares of that Series such as payments to broker-dealers, banks and investment advisers who advise shareholders regarding the purchase, sale or retention of Shares of the Trust, compensation of employees of the Distributor, advertising expenses and the expenses of printing (excluding typesetting) and distributing prospectuses and reports used for sales purposes, expenses of preparing and printing sales literature and other distribution-related expenses.

        (b) With respect to any Series other than Domini Social Equity Fund, the Trust may pay the Distributor a fee, in addition to the fee provided in paragraph (a) above, at an annual rate which, when added to the amount received by the Distributor with respect to such Series under paragraph (a) above, will not exceed 0.25% of the average daily net assets of that Series for its then-current fiscal year, as compensation for distribution services provided by the Distributor in connection with the sale of Shares of that Series.

     4. The Trust shall pay all fees and expenses of any independent auditor, legal counsel, administrator, transfer agent, custodian, shareholder servicing agent, registrar or dividend disbursing agent of each Series, expenses of distributing and redeeming Shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements reports to governmental officers and commissions and to shareholders of each Series; expenses connected with the execution, recording

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and settlement of portfolio security transactions; insurance premiums; expenses of calculating the net asset value of Shares; expenses of shareholder meetings; and expenses relating to the issuance, registration and qualification of Shares.

     5. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the responsibility for and control of the conduct of the affairs of the Trust.

     6. The Original Plan having been approved with respect to the Series of the Trust designated Domini Social Equity Fund by a vote of at least a "majority of the outstanding voting securities" of that Series and by a vote of the Board of Trustees and vote a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "Qualified Trustees"), this Plan shall become effective as to Domini Social Equity Fund upon approval by a vote of the Board of Trustees and vote of a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

     7. This Plan shall become effective as to each Series of the Trust other than Domini Social Equity Fund upon (a) approval by a vote of at least a "majority of the outstanding voting securities" of that Series, and (b) approval by a vote of the Board of Trustees and vote of a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

     8. This Plan shall continue in effect indefinitely; provided, however, that such continuance is subject to annual approval by a vote of the Board of Trustees and a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on continuance of this Plan. If such annual approval is not obtained with respect to a Series, this Plan shall expire as to that Series on the date which is 15 months after the date of the last approval.

     9. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to increase materially the amount to be spent for the services described herein shall be effective only upon approval by a vote of a "majority of the outstanding voting securities" of each applicable Series, and
(b) any material amendment of this Plan shall be effective only upon approval by a vote of the Board of Trustees and a majority of the Qualified Trustees,

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such votes to be cast in person at a meeting called for the purpose of voting on such amendment. This Plan may be terminated at any time with respect to any Series by vote of a majority of the Qualified Trustees or by a vote of a "majority of the outstanding voting securities" of the applicable Series.

     10. The Trust and the Distributor each shall provide the Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

     11. While this Plan is in effect, the selection and nomination of Qualified Trustees shall be committed to the discretion of the Trustees who are not "interested persons" of the Trust.

     12. For the purposes of this Plan, the terms "interested persons" and "majority of the outstanding voting securities" are used as defined in the 1940 Act. In addition, for purposes of determining the fees payable to the Distributor, the value of a Series' net assets shall be computed in the manner specified in the Trust's then-current prospectus with respect to that Series for computation of the net asset value of the Shares of that Series.

     13. The Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in paragraph 10 hereof
(collectively, the "Records") for a period of six years from end of the fiscal year in which such Record was made and each such Record shall be kept in an easily accessible place for the first two years of said record-keeping.

     14. This Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act.

     15. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.